UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2022

LAKE SHORE BANCORP, inc.

(Exact name of registrant as specified in its charter)

United States	000-51821	20-4729288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 East Fourth Street, Dunkirk, NY 14048

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (716) 366-4070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LSBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Effective as of July 13, 2022, Lake Shore Savings Bank (the “Bank”), the wholly-owned federal savings bank subsidiary of Lake Shore Bancorp, Inc. (the “Company”), and the Office of the Comptroller of the Currency (the “OCC”), the Bank’s primary federal regulator, entered into a formal written agreement (the “Agreement”). The Agreement provides, among other things, that the Bank will take the following actions within specified time frames as set forth in the Agreement:

•create a compliance committee to monitor and oversee the Bank’s compliance with the Agreement and submit quarterly reports to the Board of Directors of the Bank and the OCC;

•ensure that the Bank has competent management in place, review the capabilities, experience, qualifications and performance of the Bank’s management, including, but not limited to, the Chief Executive Officer, Chief Operating Officer, Chief Technology Officer and Information Security Officer, and the Board will determine whether management changes should be made;

•if an officer will continue in his or her position, but the Board determines the officer’s depth of skills needs improvement, it will develop and implement a written program to improve the officer’s supervision and management of the Bank;

•develop, adopt and implement a written program to effectively assess and manage the Bank’s information technology (“IT”) activities, commensurate with the level of risk and complexity of the Bank’s IT activities, subject to review and prior written determination of no supervisory objection by the OCC;

•develop, adopt and implement a written information security program that includes administrative, technical and physical safeguards to ensure the security and confidentiality of customer information, subject to review and prior written determination of no supervisory objection by the OCC; and

•develop, adopt and implement a written automated clearing house risk management program, subject to review and prior written determination of no supervisory objection by the OCC.

As a result of the Agreement, the Bank must also obtain OCC written non-disapproval before effecting any change in its directors, senior executive officers or executive officers.

Management and the Bank’s Board of Directors are committed to promptly addressing the action items included in the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

10.1 Agreement by and Between Lake Shore Savings Bank and the Office of the Comptroller of the Currency, dated July 13, 2022

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, inc.
By:	/s/ Rachel A. Foley
Name:	Rachel A. Foley
Title:	Chief Financial Officer and Treasurer

Date: July 19, 2022